Exhibit 99.1

DarkPulse, Inc. Discusses OPTILAN Re-Certification Against ISO 9001 and ISO 14001, and Certification of ISO 45001 with The Stock Day Podcast

Phoenix, Arizona -- September 29th, 2021 (Newsfile Corp.) -- The Stock Day Podcast welcomed DarkPulse, Inc. (DPLS)(“the Company”), a company that uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. CEO of the Company, Dennis O’Leary, joined Stock Day host Everett Jolly.

Jolly began the interview by commenting on a recent release detailing the appointment of Kari Williams, the former Vice President of Rolls Royce, to the Company’s OPTILAN subsidiary executive management team. “There is a huge aerospace, defense, and aviation section of Rolls Royce, and those are the types of industries that we are looking to get into as well,” explained O’Leary. “From a marketing perspective, this is a huge addition to the company.”

“What is so special about OPTILAN?,” asked Jolly. “OPTILAN is very similar to DarkPulse,” explained O’Leary. “The difference is that they don’t own a fiber sensor system, they are more of a system integrator,” he said. “All around it is a real top-notch company in terms of where I wanted to take DarkPulse.”

The conversation then turned to OPTILAN’s re-certification against ISO 9,001 and ISO 14,001, as well as a new certification for ISO 45,001. “That 45,000 level is extremely difficult to achieve,” shared O’Leary. “This is something the team has worked on for over a year,” he added. “These are the types of certifications that you need when you’re looking at major infrastructure projects.”

“What is your acquisition strategy moving forward?”, asked Jolly. “We will finish up with TerraData as planned,” said O’Leary. “There are a couple of other acquisitions that we are right in the middle of that we are going to announce shortly,” he shared. “This brings us market share and capability, and I think more importantly, buying power.”

Jolly then asked about the Company’s revenue potential over the next two to three quarters. “There will be considerable revenues in Q3,” said O’Leary. “Q4 we will see some substantial contracts coming in the door as well.”

“Where are we at with the share structure?”, asked Jolly. “There are some difficulties, it is not impossible, but with being Over-The-Counter at any level there are a lot of restrictions with buybacks,” said O’Leary. “I believe in November we are going to announce something related to share buybacks,” he shared. “It is on the horizon, we are definitely looking at it. There are just a couple of hurdles that we need to look at in terms of being Over-The-Counter.”

To close the interview, O’Leary encouraged listeners and shareholders to keep up-to-date on the Company’s current projects and upcoming announcements as they continue to grow and deliver on their strategy.

To hear Dennis O’Leary's entire interview, follow the link to the podcast here: (insert link)

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About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

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Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse, Inc.

Media@DarkPulse.com

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